UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2009

OBA FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-161898	Being applied for
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20300 Seneca Meadows Parkway, Germantown, Maryland		20876
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 916-0472

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 12, 2009, OBA Financial Services, Inc. (the “Company”), OBA Bancorp, MHC, OBA Bancorp, Inc. and OBA Bank entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc. (“KBW”), who will act as financial advisor during the Company’s stock offering and assist in the marketing of the Company’s common stock during its stock offering.

For these services, KBW will receive a management fee of $30,000, and a success fee of (i) 1.25% of the aggregate dollar amount of the common stock sold in the subscription offering and (ii) 2.50% of the aggregate dollar amount of the common stock sold in the community offering, if the conversion is consummated, excluding shares purchased by the Company’s directors, officers and employees and members of their immediate families, the Company’s employee stock ownership plan and the Company’s tax-qualified or stock-based compensation or similar plans (except individual retirement accounts). The management fee will be credited against the fee payable upon the consummation of the conversion.

In the event that KBW sells common stock through a group of broker-dealers in a syndicated community offering, KBW will receive a management fee not to exceed 6.5% of the aggregate dollar amount of the common stock sold in the syndicated community offering. This fee will be in addition to the fee earned by KBW in connection with the subscription and community offerings set forth above. Of this amount, KBW will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.

The Company will also reimburse KBW for its reasonable out-of-pocket expenses associated with its marketing effort, not to exceed $25,000. In addition, the Company will reimburse KBW for fees and expenses of its counsel not to exceed $50,000.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-155388) filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated November 12, 2009.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by references to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

1.1	Agency Agreement dated November 12, 2009, by and among OBA Financial Services, Inc., OBA Bancorp, MHC, OBA Bancorp, Inc., OBA Bank and Keefe, Bruyette & Woods, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OBA Financial Services, Inc.

DATE: November 16, 2009	By:	/S/ CHARLES E. WELLER
Charles E. Weller President and Chief Executive Officer

4